CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Prospectus/Proxy Statement and to the use of our report dated October 23, 2008 with respect to Dreyfus Emerging Leaders Fund (one of the series comprising Advantage Funds, Inc.) which is incorporated by reference in this Registration Statement on Form N-14 of Strategic Funds, Inc.

/S/ ERNST & YOUNG LLP

New York, New York

July 28, 2009